                                                                  Exhibit 10.16

                           ART TECHNOLOGY GROUP, INC.

                       NONSTATUTORY STOCK OPTION AGREEMENT
                     GRANTED UNDER THE AMENDED AND RESTATED
                             1996 STOCK OPTION PLAN


1.   GRANT OF OPTION.

     This agreement evidences the grant by Art Technology Group, Inc., a Delaware corporation (the "COMPANY"), on October 23, 2001 (the "GRANT DATE") to Paul G. Shorthose, an employee of the Company (the "PARTICIPANT"), of an option to purchase, in whole or in part, on the terms provided herein and in the Company's 1996 Amended and Restated Stock Option Plan (the "PLAN"), a total of 450,000 shares (the "SHARES") of common stock, $0.01 par value per share, of the Company ("COMMON STOCK") at $1.31 per Share. Unless earlier terminated, this option shall expire on October 23, 2011 (the "FINAL EXERCISE DATE").

     It is intended that the option evidenced by this agreement shall not be an incentive stock option as defined in Section 422 of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the "CODE"). Except as otherwise indicated by the context, the term "PARTICIPANT", as used in this option, shall be deemed to include any person who acquires the right to exercise this option validly under its terms.

2.   VESTING SCHEDULE.

     50,000 Shares subject to this option shall be fully exercisable on the Grant Date. In addition, subject to Section 4 below, this option will become exercisable ("VEST") as to an additional 100,000 Shares on the first anniversary of the Grant Date and as to an additional 25,000 Shares at the end of each successive three-month period following the first anniversary of the Grant Date until the fourth anniversary of the Grant Date.

     The right of exercise shall be cumulative so that to the extent the option is not exercised in any period to the maximum extent permissible it shall continue to be exercisable, in whole or in part, with respect to all Shares for which it is vested until the earlier of the Final Exercise Date or the termination of this option under Section 3 hereof or the Plan.

3.   EXERCISE OF OPTION AND PROVISIONS FOR TERMINATION.

     (a) FORM OF EXERCISE. This option may be exercised by the Participant's delivery of a notice to the Company or the Company's agent or designee, specifying the number of Shares to be purchased and payment in full in the manner provided in the Plan. The Participant may purchase fewer than the number of Shares covered hereby, provided that no partial exercise of this option may be for any fractional Share or for fewer than ten whole Shares.

     (b) CONTINUOUS RELATIONSHIP WITH THE COMPANY REQUIRED. Except as otherwise provided in this agreement, this option may not be exercised unless the Participant, at the time he exercises this option, is, and has been at all times since the Grant Date, an employee or officer of, or consultant or advisor to, the Company or any parent or subsidiary of the Company as defined in Section 424(e) or (f) of the Code (an "ELIGIBLE PARTICIPANT").

     (c) TERMINATION OF RELATIONSHIP WITH THE COMPANY. If the Participant ceases to be an Eligible Participant for any reason, then, except as provided in paragraphs (d) and (e) below, the right to exercise this option shall terminate three months after such cessation (but in no event after the Final Exercise Date), PROVIDED THAT, except as provided in Section 4 below, this option shall be exercisable only to the extent that the Participant was entitled to exercise this option on the date of such cessation. Notwithstanding the foregoing, if the Participant, prior to the Final Exercise Date, violates any employment, consulting, advisory, nondisclosure, non-competition or other similar agreement between the Participant and the Company, the right to exercise t;his option shall terminate immediately upon written notice to the Participant from the Company describing such violation.

     (d) EXERCISABLE PERIOD UPON DEATH OR DISABILITY. If the Participant dies or becomes disabled (within the meaning of Section 22(e)(3) of the Code) prior to the Final Exercise Date while he is an Eligible Participant and the Company has not terminated such relationship for "cause" as specified in paragraph (e) below, this option shall be exercisable, within the period of one year following the date of death or disability of the Participant, by the Participant (or in the case of death by an authorized transferee), PROVIDED THAT this option shall be exercisable only to the extent that this option was exercisable by the Participant on the date of his death or disability, and further provided that this option shall not be exercisable after the Final Exercise Date.

     (e) DISCHARGE FOR CAUSE. If the Participant, prior to the Final Exercise Date, is discharged by the Company for "cause" (as defined below), the right to exercise this option shall terminate immediately upon the effective date of such discharge. "CAUSE" shall mean willful misconduct by the Participant or willful failure by the Participant to perform his responsibilities to the Company (including, without limitation, breach by the Participant of any provision of any employment, consulting, advisory, nondisclosure, non-competition or other similar agreement between the Participant and the Company), as determined by the Company, which determination shall be conclusive. The Participant shall be considered to have been discharged for Cause if the Company determines, within 30 days after the Participant's resignation, that discharge for cause was warranted.

4.   CHARGE IN CONTROL; EMPLOYMENT STATUS

     (a) CHANGE IN CONTROL EVENT. Upon the occurrence of a Change in Control Event (as defined below) the vesting schedule described in Section 2 shall be accelerated so that all Shares shall immediately become vested. A "CHANGE IN CONTROL EVENT" shall mean:

         (i) the acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act of 1934, as amended ("EXCHANGE ACT")), other than Jeet Singh or Joseph T. Chung (a "PERSON") of beneficial ownership of any capital stock of the Company if, after such acquisition, such Person beneficially owns (within the meaning of

Rule 13d-3 promulgated under the Exchange Act) 20% or more of either (x) the then-outstanding shares of Common Stock of the Company (the "OUTSTANDING COMPANY COMMON STOCK") or (y) the combined voting power of the then-outstanding securities of the Company entitled to vote generally in the election of directors (the "OUTSTANDING COMPANY VOTING SECURITIES"); PROVIDED, HOWEVER, that for the purchases of this subsection (i), the following acquisitions shall not constitute a Change in Control Event: (A) any acquisition directly from the Company (excluding an acquisition pursuant to the exercise, conversion or exchange of any security exercisable for, convertible into or exchangeable for Common Stock or voting securities of the Company, unless the Person exercising, converting or exchanging such security acquired such security directly from the Company or an underwriter or agent of the Company), (B) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (C) any acquisition by any corporation pursuant to a Business Combination (as defined below) which complies with clauses (x) and
(y) of subsection (iii) of this definition; or

         (ii) such time as the Continuing Directors (as defined below) do not constitute a majority of the Board (or, applicable, the Board of Directors of a successor corporation to the Company), where the term "CONTINUING DIRECTOR" means at any date a member of the Board (x) who was a member of the Board on the Grant Date or (y) who was nominated or elected subsequent to such date by at least a majority of the directors who were Continuing Directors at the time of such nomination or election or whose election to the Board was recommended or endorsed by at least a majority of the directors who were Continuing Directors at the time of such nomination or election; PROVIDED, HOWEVER, that there shall be excluded from this clause (y) any individual whose initial assumption of office occurred as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents, by or on behalf of a person other than the Board; or

         (iii) the consummation of a merger, consolidation, reorganization recapitalization or share exchange involving the Company or a sale or other disposition of all or substantially all of the assets of the Company (a "BUSINESS COMBINATION"), unless, immediately following such Business Combination, each of the following two conditions is satisfied: (x) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of Common Stock and the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors, respectively, of the resulting or acquiring corporation in such Business Combination (which shall include, without limitation, a corporation which as a result of such transaction owns the Company or substantially all of the Company's assets either directly or through one or more subsidiaries) (such resulting or acquiring corporation is referred to therein as the "ACQUIRING CORPORATION") in substantially the same proportions as their ownership of the Outstanding Company Common Stock and Outstanding Company Voting Securities, respectively, immediately prior to such Business Combination and (y) no Person (excluding the Acquiring Corporation or any employee benefit plan (or related trust) maintained or sponsored by the Company or by the Acquiring Corporation) beneficially owns, directly or indirectly, 20% or more of the then-outstanding shares of common stock of the Acquiring Corporation, or of the combined voting power of the then-outstanding securities of such corporation entitled to vote generally in the election of directors (except to the extent that such ownership existed prior to the Business Combination).

     (b) EMPLOYMENT STATUS. If, during the period commencing on the Grant
Date and ending on the fourth anniversary thereof, the Company shall terminate the Participant's employment as Chief Executive Officer of the Company other than for Cause, death or disability (within the meaning of Section 22(e)(3) of the Code) or the Participant shall terminate his employment as Chief Executive Officer for Good Reason (as defined below)
(the date of such event referred to herein as the "TERMINATION DATE"), the vesting schedule described in Section 2 shall be accelerated in part so that one-half of the number of Shares unvested on the Termination Date shall immediately become vested. Subject to Section 3(b), the remaining one-half of such number of Shares shall continue to become vested in accordance with the original vesting schedule set forth in Section 2, with one-half of the number of Shares that would otherwise have become vested on each subsequent vesting date in accordance with the original schedule set forth in Section 2 becoming vested on each subsequent vesting date. Notwithstanding the foregoing, if the Termination Date occurs prior to October 23, 2002, the acceleration of vesting described in this Section 4(b) shall not commence until October 23, 2002. "GOOD REASON" shall mean (a) a material reduction in the Grant Date, (b) a reduction in the Participant's annual base salary as in effect on the Grant Date or (c) a change by the Company in the location at which the Participant performs his principal duties as Chief Executive Officer to a new location that is outside a radius of 30 miles from 25 First Street, Cambridge, Massachusetts.

5.   WITHHOLDING.

     No Shares will be issued pursuant to the exercise of this option unless and until the Participant pays to the Company, or makes provision satisfactory to the Company for payment of, any federal, state or local withholding taxes required by law to be withheld in respect of this option.

6.   NONTRANSFERABILITY OF OPTION.

     This option may not be sold, assigned, transferred, pledged or otherwise encumbered by the Participant, either voluntarily or by operation of law, except by will, the laws of descent and distribution or pursuant to a qualified domestic relations order as defined in Section 414(p) of the Code, and, during the lifetime of the Participant, this option shall be exercisable only by the Participant.

     This option is subject to the provisions of the Plan, a copy of which is furnished by the Participant with this option.

7.   ADJUSTMENT PROVISIONS.

     (a) GENERAL. If, through, or as a result of, any merger, consolidation, sale of all or substantially all of the assets of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar transaction, (i) the outstanding shares of Common Stock are increased or decreases or are exchanged for a different number or kind of shares or other securities of the Company, or (ii) additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Common Stock or other securities, the Participant shall, with respect to this option or any unexercised portion hereof, be entitled to the rights and benefits, and be subject to the limitations, set forth in Section 15(a) of the Plan.

     (b) BOARD AUTHORITY TO MAKE ADJUSTMENTS. Any adjustments under this
Section 7 will be made by the Board of Directors, whose determination as to what adjustments, if any, will be issued pursuant to this option on account of any such adjustments.

8.   MISCELLANEOUS.

     (a) NO SPECIAL EMPLOYMENT RIGHTS. Nothing contained in the Plan or this option shall be construed or deemed by any person under any circumstances to bind the Company to continue the employment or other relationship of the Participant of the period within which this option may be exercised.

     (b) RIGHTS AS A SHAREHOLDER. The Participant shall have no rights as a shareholder with respect to any Shares which may be purchased by exercise of this option (including, without limitation, any rights to receive dividends or non-cash distributions with respect to such Shares) unless and until a certificate representing such Shares is duly issued and delivered to the Participant. No adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

     (c) GOVERNING LAW. This option shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

     IN WITNESS WHEREOF, the company has caused this option to be executed by its duly authorized officer. This option shall take effect as a sealed instrument.

                                       ART TECHNOLOGY GROUP, INC.



Dated: 10/23/01                        By: /s/ Joe Chung
      -------------------                 ---------------------------
                                       Name:  Joe Chung
                                             -------------------------
                                       Title: Chairman
                                             ------------------------

                           PARTICIPANT'S ACCEPTANCE

     The undersigned hereby accepts the foregoing option and agrees to the terms and conditions thereof. The undersigned hereby acknowledges receipt of a copy of the Company's 1996 Amended and Restated Stock Option Plan.

                                       PARTICIPANT:



                                       /s/ Paul Shorthose
                                       ------------------------------
                                       Paul G. Shorthose
                                       Address:
                                               ----------------------

                                               ----------------------

450,000 SHARES TOTAL        YEAR 1
50,000 VEST IMMEDIATELY        Q1       Q2       Q3       Q4
QUARTERLY VEST                   0      0          0   100,000       ASSUMING CEO HIRED WITHIN YEAR 1
CUMULATIVE VEST                  0      0          0   100,000       Total vested would be:
                                                                     150,000 + 50% of 300,000 (150,000) = 300,000 options vested


                            YEAR 2                                   YEAR 2
                               Q1       Q2       Q3       Q4            Q1       Q2       Q3       Q4
QUARTERLY VEST               25,000   25,000   25,000   25,000        12,500   12,500   12,500   12,500
CUMULATIVE VEST             125,000  150,000  175,000  200,000                 25,000   37,500   50,000


                            YEAR 3                                   YEAR 3
                               Q1       Q2       Q3       Q4            Q1       Q2       Q3       Q4
QUARTERLY VEST               25,000   25,000   25,000   25,000        12,500   12,500   12,500   12,500
CUMULATIVE VEST             225,000  250,000  275,000  300,000        62,500   75,000   87,500  100,000


                            YEAR 4                                   YEAR 4
                               Q1       Q2       Q3       Q4            Q1       Q2       Q3       Q4
QUARTERLY VEST               25,000   25,000   25,000   25,000        12,500   12,500   12,500   12,500
CUMULATIVE VEST             325,000  350,000  375,000  400,000       112,500  125,000  137,500  150,000
